UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 2, 2019

Ferro Corporation

__________________________________________

(Exact name of registrant as specified in its charter)

Ohio	1-584	34-0217820
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6060 Parkland Boulevard Suite 250, Mayfield Heights, Ohio		44124
_______________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-875-5600

Not Applicable

______________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 ( §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[  ]     Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00	FOE	New York Stock Exchange

Item 5.07	Submission of Matters to a Vote of Security Holders.

On Thursday, May 2, 2019, Ferro Corporation (“Ferro” or the “Company”) held its 2019 Annual Meeting of Shareholders (the “2019 Annual Meeting”). The final results of voting on each of the matters submitted to a vote of security holders at the 2019 Annual Meeting are as follows:

1. Shareholders elected each of the following six nominees as a director to serve for a term to expire at the 2020 Annual Meeting of Shareholders of the Company and until his successor has been duly elected and qualified, as set forth below.

Name	Votes For	Votes Withheld	Broker Non-Votes
David A. Lorber	71,918,613	1,461,626	3,727,053
Marran H. Ogilvie	66,984,671	6,395,568	3,727,053
Andrew M. Ross	72,018,450	1,361,790	3,727,053
Allen. A. Spizzo	72,824,130	556,110	3,727,053
Peter T. Thomas	71,452,739	1,927,501	3,727,053
Ronald P. Vargo	72,443,333	936,907	3,727,053

2. Shareholders approved, on an advisory basis, the compensation of the Company’s named executive officers, as set forth below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
70,782,582	2,392,695	204,963	3,727,053

3. Shareholders ratified the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019, as set forth below.

Votes For	Votes Against	Abstentions
76,119,802	959,337	28,154

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ferro Corporation

May 6, 2019	By:	/s/ Mark H. Duesenberg

Name: Mark H. Duesenberg
Title: Vice President, General Counsel and Secretary